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                                                                   EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Medical Graphics Corporation on Form S-8 relating to the Warrant and Stock Grant Agreements of Mark W. Sheffert of our report dated April 4, 1997 (April 15, 1997 as to the third paragraph of Note 11) on the 1996 financial statements appearing in the Annual Report on Form 10-KSB of Medical Graphics Corporation for the year ended December 31, 1996.


                                        DELOITTE & TOUCHE LLP

                                        /s/ Deloitte & Touche LLP

Minneapolis, Minnesota
July 28, 1997